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                                                                     EXHIBIT 4.2

      *--*    INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND    *--*

                                  ONCOR, INC.
                          51,000,000 AUTHORIZED SHARES


                            SERIES A PREFERRED STOCK
                                 OF ONCOR, INC.



                                    SPECIMEN




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Vice President                                    Secretary